As filed with the Securities and Exchange Commission on November 9, 1999
                                         Registration Statement No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                           FIRST COMMUNITY CORPORATION
             (Exact name of registrant as specified in its charter)

          South Carolina                                     57-1010751
          --------------                                     ----------
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                      Identification Number)

                              5455 Sunset Boulevard
                         Lexington, South Carolina 29072
                         -------------------------------
                    (Address of Principal executive offices)

              First Community Corporation 1999 Stock Incentive Plan
               First Community Corporation 1996 Stock Option Plan
               --------------------------------------------------
                            (Full Title of the Plan)

                          Michael C. Crapps, President
                              5455 Sunset Boulevard
                         Lexington, South Carolina 29072
                                 (803) 951-2265
                                 --------------
                 (Name, address, and telephone number, including
                        area code, or agent for service)

                              Copies Requested to:

                               Neil Grayson, Esq.
                   Nelson Mullins Riley & Scarborough, L.L.P.
                           1201 Peachtree Street, N.E.
                          400 Colony Square, Suite 2200
                             Atlanta, Georgia 30361

                         ------------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
       Title of                                      Proposed               Proposed
      Securities               Amount                 Maximum                Maximum               Amount of
         to be                  to be                Offering               Aggregate            Registration
      Registered             Registered         Price Per Share (1)    Offering Price (1)             Fee
      ----------             ----------         -------------------    ------------------        -------------
Common Stock, value
$.01 per share              84,000 shares              $ 10.00           $    840,000.00          $    233.52
Common Stock, value
$.01 per share               1,000 shares              $ 16.94           $     16,940.00                 4.71
Common Stock, value
$.01 per share              39,750 shares              $ 18.37           $    730,207.50          $    203.00
Common Stock, value
$.01 per share              56,250 shares              $16.875           $    949,218.75          $    263.92
Total                      181,000 shares                                $  2,536,366.25          $    705.15
====================================================================================================================

(1) This estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and (h) and is based on 84,000 shares of common stock issuable pursuant to existing stock options with an exercise price of $10.00 per share, 1,000 shares of common stock issuable with an exercise price of $16.94 per share, 39,750 shares of common stock issuable with an exercise price of $18.37 per share and 56,250 shares of common stock being offered at an exercise price of $16.875, which is based on the average of the bid and asked prices of the common stock on November 5, 1999, as quoted on the OTC Bulletin Board.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.

      The following documents filed by First Community Corporation (the "Company") with the SEC are hereby incorporated by reference into this registration statement:

      (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 (File 333-53065); and

      (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Form 10-KSB referred to in (a) above; and

      (c) the description of the Company's common stock contained in the Company's Registration Statement on Form S-2 filed with the Securities and Exchange Commission filed on May 19, 1998, (File 333-53065) and declared effective on June 29, 1998.

Item 4.  Description of Securities.

            No response is required to this item.

Item 5.  Interests of Named Experts and Counsel.

            None.

Item 6.  Indemnification of Directors and Officers.

         The Articles of Incorporation of the Company contain a conditional provision which, subject to certain exceptions described below, eliminates the liability of a director to the Company or its shareholders for monetary damages for breach of the duty of care or any other duty as a director. This provision does not eliminate such liability to the extent the director engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law, including, without limitation, laws proscribing insider trading or manipulation of the market for any security.

         The Bylaws of the Company require the Company to indemnify any person who was, is, or is threatened to be made a named defendant or respondent in any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of service by such person as a director of the Company or its subsidiary bank or any other corporation which he served as such at the request of the Company. Except as noted in the next paragraph, directors are entitled to be indemnified against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding. Directors are also entitled to have the Company advance any such expenses prior to final disposition of the proceeding, upon delivery of a written affirmation by the director of his good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay the amounts advanced if it is ultimately determined that the standard of conduct has not been met.

         Under the Bylaws, indemnification will be disallowed if it is established that the director (i) appropriated, in violation of his duties, any business opportunity of the Company, (ii) engaged in willful misconduct or a knowing violation of law, (iii) permitted any unlawful distribution, or (iv) derived an improper personal benefit. In addition to the Bylaws of the Company,
Section 33-8-520 of the South Carolina Business Corporation Act of 1988 (the "Corporation Act") requires that "a corporation indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding." The Corporation Act also provides that upon application of a director a court may order indemnification if it determines that the director is entitled to such indemnification under the applicable standard of the Corporation Act.

         The Board of Directors also has the authority to extend to officers, employees and agents the same indemnification rights held by directors, subject to all of the accompanying conditions and obligations. The Board of Directors has extended or intends to extend indemnification rights to all of its executive officers.

Item 7. Exemption from Registration Claimed.

      No response is required to this item.

Item 8. Exhibits.

      The following exhibits are filed with this Registration Statement.


      Exhibit
      Number      Description of Exhibit
      ------      ----------------------

       4.1  -     1999 Stock Incentive Plan (Incorporated by reference to the
                  Company's annual report for fiscal year ended December 31,
                  1998 on Form 10-KSB).

       4.2  -     1996 Stock Option Plan (Incorporated by reference to Exhibit
                  10.6 to the Company's annual report for fiscal year ended
                  December 31, 1995 on Form 10-KSB).

       5.1  -     Legal Opinion of Nelson Mullins Riley & Scarborough, L.L.P.

      23.1  -     Consent of Nelson Mullins Riley & Scarborough, L.L.P.
                  (contained in their opinion filed as Exhibit 5.1).

      24    -     Power of Attorney (contained on the signature pages of this
                  Registration Statement).

Item 9. Undertakings.

      The Company hereby undertakes that it will:

      (a) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) Include any additional or changed material information on the plan of distribution;

            provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to the Exchange Act that are incorporated by reference in this Registration Statement;

      (b) For determining liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

      (c) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lexington, State of South Carolina, on this 8th day of November, 1999.


                                      FIRST COMMUNITY CAPITAL CORPORATION

                                      By:/s/ Michael C. Crapps
                                         --------------------------------------
                                         Michael C. Crapps
                                         President and Chief Executive Officer


         Each person whose signature appears below constitutes and appoints Michael C. Crapps, for himself or herself in name, place and stead, in any and all capacities, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons, in the capacities indicated, on the dates noted below.



            Signature                          Title                                    Date
            ---------                          -----                                    ----
/s/ Richard K. Bogare                          Director                                 November 8, 1999
------------------------------------
Richard K. Bogare

/s/  William L. Boyd, III                      Director                                 November 8, 1999
------------------------------------
William L. Boyd, III

/s/ Thomas C. Brown                            Director                                 November 8, 1999
------------------------------------
Thomas C. Brown

/s/  Chimin J. Chao                            Director                                 November 8, 1999
------------------------------------
Chimin J. Chao

                                               Director
------------------------------------
Robert G. Clawson

/s/  Michael C. Crapps                         Director, President and Chief           November 8, 1999
------------------------------------           Executive Officer
Michael C. Crapps

/s/ Hinton G. Davis                            Director                                November 8, 1999
------------------------------------
Hinton G.  Davis




------------------------------------           Director
Anita B. Easter

/s/  O.A. Ethridge                             Director                                November 8, 1999
------------------------------------
O.A. Ethridge

/s/  George H. Fann, Jr.                       Director                                November 8, 1999
------------------------------------
George H. Fann, Jr.

------------------------------------           Director
William A. Jordan

/s/  W. James Kitchens, Jr.                    Director                                 November 8, 1999
------------------------------------
W. James Kitchens, Jr.

/s/  James C. Leventis                         Director                                 November 8, 1999
------------------------------------
James C. Leventis

/s/ Broadus Thompson                           Director                                 November 8, 1999
------------------------------------
Broadus Thompson

/s/ Angelo L. Tsiantis                         Director                                 November 8, 1999
------------------------------------
Angelo L. Tsiantis

/s/ Loretta R Whitehead                        Director                                 November 8, 1999
------------------------------------
Loretta R. Whitehead

------------------------------------           Director
Mitchell M. Willoughby

/s/ Joseph G. Sawyer                           Chief Financial Officer                 November 8, 1999
------------------------------------
Joseph G. Sawyer


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


                                  EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION OF EXHIBIT
------            ----------------------

      4.1   -     1999 Stock Incentive Plan (Incorporated by reference to the
                  Company's annual report for fiscal year ended December 31, 1998 on Form 10-KSB).

       4.2  -     1996 Stock Option Plan (Incorporated by reference to Exhibit
                  10.6 to the Company's annual report for fiscal year ended
                  December 31, 1995 on Form 10-KSB).

       5.1  -     Legal Opinion of Nelson Mullins Riley & Scarborough, L.L.P.

      23.1  -     Consent of Nelson Mullins Riley & Scarborough, L.L.P.
                  (contained in their opinion filed as Exhibit 5.1).

      24    -     Power of Attorney (contained on the signature pages of this
                  Registration Statement).


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